SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): July 8, 2009

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13110 NE 177th PL, #255, Woodinville, WA 98072
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (206) 501-0172

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 8, 2009, SARS Corporation (“SARS” or the “Company”) closed a merger agreement (the “Agreement”) between its US-based monitoring and management services business and an Illinois based conglomerate. The conglomerate of companies, specializing in mechanical and electrical construction, energy infrastructure, and facilities services, design and installation, includes Environmental Insulation, Inc., ESDD, LLC, Alternatech, Inc., Swank Enterprises, Inc. d/b/a Art & Print, Inc., Associated Mechanical, Inc. and R.J. Power Plumbing & Heating Company, (collectively referred to as “Associated Mechanical”).  SARS and Associated Mechanical amended the Agreement, executed on May 22, 2009 to extend the closing date to July 8, 2009 and to reallocate the previously contemplated share distribution from 75% of its issued and outstanding common stock of SARS to Associated Mechanical to 60%.

Item 9.01 Financial Statements and Exhibits

(a)           Financial statements.  The financial statements of the Seller for the period preceding the consummation of the Agreement shall be filed in pursuant to Rule 3-05(b) of Regulation S-X within 70 days following this Form 8-K.

(b)           Pro forma financial information.  Pro forma financial information, as required under pursuant to Rule 11 of Regulation S-X, shall be filed within 70 days following this Form 8-K.

(c)           Shell company transactions.  Not applicable.

(d)           Exhibits.

Exhibit 10.3	Merger Agreement	Incorporated by reference in the Company’s Form 8-K filed June 3, 2009
Exhibit 10.5	Amendment to Merger Agreement	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2009

SARS Corporation

/s/Geoff Meagher
By: Geoff Meagher
Its:  Interim Chief Executive Officer, Chairman